UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2020
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Brigham Minerals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38870	83-1106283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5914 W. Courtyard Drive, Suite 200
Austin, TX 78730
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (512) 220-6350
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01	MNRL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On August 12, 2020, Brigham Minerals, Inc. issued a press release announcing its operating and financial results for the quarter ended June 30, 2020. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.
The information in this Item 2.02, including Exhibit 99.1 to this Current Report on Form 8-K, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 11, 2020, upon the recommendation of the Nominating and Governance Committee of the Company, the Board of Directors of the Company appointed A. Lance Langford as a director. Mr. Langford will serve as a Class I director of the Company until the expiration of his term on the date of the Company’s annual meeting of stockholders in 2023, or until his successor is duly elected and qualified. Mr. Langford is not currently expected to be named to any committees of the Board of Directors.
Mr. Langford, age 58, has over 30 years of oil and gas industry experience. He is currently a director of Atlas Sand Company, LLC. Previously, he was the CEO, Co-Founder, and director of Luxe Energy LLC and Luxe Minerals LLC from 2015 to 2020. Prior to that, he served as Senior Vice President for Statoil ASA (now Equinor ASA – NYSE: EQNR) from 2011 to 2015. From 1995 to 2011, Mr. Langford built and led Brigham Exploration Company’s (NASDAQ: BEXP) engineering, operations, marketing, and midstream departments ultimately serving as Executive Vice President - Operations at the time the company was purchased by Statoil ASA. He started his engineering career with Burlington Resources from 1987 to 1995. Mr. Langford holds a Bachelor of Science in Petroleum Engineering from Texas Tech University.
There are no arrangements or understandings between Mr. Langford and any other person pursuant to which he was elected director. The Company is not aware of any transaction in which Mr. Langford has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Langford will be compensated for his services on the Board of Directors under the Company’s standard arrangement for non-employee directors, which consists of an annual cash retainer of $65,000 for each non-employee director and an annual equity-based award granted to each non-employee director under the 2019 Long Term Incentive Plan with an aggregate fair market value of approximately $140,000 on the date of grant.
On August 11, 2020, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Langford pursuant to which the Company agreed to indemnify him against certain liabilities that may arise by reason of his status as director and to advance him expenses incurred as a result of any proceedings against him as to which he could be indemnified. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its executive officers and other directors. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement, a copy of the form of which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Indemnification Agreement
99.1	Press release issued by Brigham Minerals, Inc., dated August 12, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 12, 2020	BRIGHAM MINERALS, INC.

		By:	/s/ Blake C. Williams
		Name:	Blake C. Williams
		Title:	Chief Financial Officer